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                                                                     Exhibit 5.1


[KING & SPALDING LOGO]                              191 Peachtree Street
                                                    Atlanta, Georgia 30303-1763
                                                    www.kslaw.com


                                                    Alan J. Prince
                                                    Direct Dial: (404) 572-3595
                                                    Direct Fax:  (404) 572-5147
                                                    aprince@kslaw.com

December 17, 2004

Great Wolf Resorts, Inc.
122 West Washington Avenue
Madison, Wisconsin 53703


         RE:      GREAT WOLF RESORTS, INC. -- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Great Wolf Resorts, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to (i) 3,380,520 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to, or issued upon the exercise of options granted pursuant to, the Great Wolf Resorts, Inc. 2004 Incentive Stock Plan (the "Plan") (all such shares and options issuable pursuant to the Plan are referred to herein as the "Shares" and "Options," respectively) and (ii) $10,000,000 of obligations of the Company (the "Obligations") to pay deferred compensation pursuant to the terms of the Great Wolf Resorts, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

         For purposes of this opinion, we have assumed the following: (1) the Shares that may be issued pursuant to the Plan or upon exercise of the Options granted pursuant to the Plan will continue to be duly authorized on the dates of such issuance and (2) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable


            ATLANTA - HOUSTON - LONDON - NEW YORK - WASHINGTON, D.C.



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Great Wolf Resorts, Inc.
December 17, 2004
Page 2

against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         a. The Shares have been duly authorized;

         b. When the Shares are issued pursuant to the Plan or upon exercise of Options granted pursuant to the Plan against payment therefor, as the case may be, as provided in the Plan, such Shares will be validly issued, fully paid and nonassessable;

         c. The Obligations have been duly authorized; and

         d. When the Obligations are issued in accordance with the terms and conditions of the Deferred Compensation Plan, such Obligations will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ King & Spalding LLP

                                KING & SPALDING LLP